UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 2, 2002


                                  IEXALT, INC.
             (Exact name of registrant as specified in its charter)




         Nevada                       00-09322               75-1667097
(State of Incorporation)     (Commission File Number)      (IRS Employer
                                                         Identification No.)



                        12000 Aerospace Avenue, Suite 375
                              Houston, Texas 77034
    (Address of Registrant's principal executive offices including zip code)

                                 (281) 464-8400
              (Registrant's telephone number, including area code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On July 1, 2002, iExalt, Inc., a Nevada corporation ("iExalt"), signed an agreement relating to a capital investment by J.A.K. IV LP of up to $1,000,000. The funding agreement allows for the consolidation of five previously executed convertible debentures with an aggregate value of $464,227 as of May 31, 2002 and an agreement to lend up to $1,000,000 in additional funds. The partners within J.A.K. IV LP include a number of business leaders determined to achieve the mission of iExalt.

     The agreement allows for conversion of the principal and accrued interest to fully paid and non-assessable shares of restricted common stock at a price per share equal to $0.225 per share and not to exceed a total of 7,500,000 shares of the Company's restricted common stock. The lender may exercise its conversion rights at any time. iExalt has the right to convert with the consent of the management committee upon the achievement of positive cash flow by the Company on or before May 31, 2003, provided that all interest has been paid or is converted. As of June 30, 2002, there were outstanding 2,220,509 shares of the Company's common stock. J.A.K. IV LP could acquire control of the Company as a result of the conversion of principal and interest under this loan agreement.

     The agreement includes the issuance of 1,600,000 common stock warrants. The purchase price per share of the warrants would be equal to $0.50 per share, have a term of three years, and are fully vested.

     The agreement also provides for the establishment of a management committee for the purpose of ensuring and safeguarding the lender's interests. The committee is to work in conjunction with the executive management of the company to approve funding requests. The management committee has the authority to negotiate with any and all lenders, employees, potential acquisitions, and subsidiaries to execute a tactical plan to allow the company to achieve a positive cash flow position.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

                    The following exhibits are filed herewith:

                    EXHIBIT NO.                    DESCRIPTION
                    -----------                    -----------

                    4.1 Interim Loan Agreement between iExalt, Inc. and J.A.K. IV LP dated July 1, 2002

                    4.2               Security  Agreement  between  iExalt, Inc.
                                      and J.A.K. IV LP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


DATE:   July 2, 2002.                       iExalt, Inc.


                                            By:  /s/  Chris L. Sisk
                                               ---------------------------------
                                                 Chris L. Sisk
                                                 Executive Vice President and
                                                 Primary Financial Officer

                                INDEX TO EXHIBITS

The following exhibits are filed herewith:



            EXHIBIT  NO.                        DESCRIPTION
            ------------                        -----------

                4.1 Interim Loan Agreement between iExalt, Inc. and J.A.K. IV LP dated July 1, 2002

                4.2           Security Agreement between iExalt, Inc. and
                              J.A.K. IV LP



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